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                                        Re:   Oxford Health Plans, Inc.
                                              800 Connecticut Avenue
                                              Norwalk, CT  06854

For Further Information:

Stephen F. Wiggins
Chairman and CEO
(203) 852-1442

FOR IMMEDIATE RELEASE
November 6, 1996

    OXFORD HEALTH PLANS REPORTS 77 PERCENT EARNINGS INCREASE IN THIRD QUARTER

         NORWALK, CONNECTICUT, NOVEMBER 6, 1996--Oxford Health Plans, Inc. (NASDAQ:OXHP) today reported that third quarter 1996 net earnings rose 77 percent on a revenue increase of 69 percent when compared with the third quarter of 1995. The earnings growth was driven by increased enrollment in the Company's fully insured programs, stable medical expense trends and a continued improvement in the ratio of administrative expenses to operating revenues.

         Total revenues for the third quarter ended September 30, 1996 reached $811.3 million, a 69 percent increase from $480.2 million a year ago. Operating earnings jumped 82 percent to $47.8 million compared with $26.3 million in the third quarter of 1995. Net earnings increased 77 percent to $26.7 million, or $.33 per share, from $15.1 million, or $.21 per share, in the prior year's third quarter.

         For the nine months ended September 30, 1996, the Company's revenues totaled $2.2 billion, a 79 percent increase from $1.2 billion for the first nine months of 1995. Operating earnings rose to $120.7 million, an increase of 82 percent from the $66.5 million earned in the first nine months of 1995, while net earnings for the first nine months of 1996 increased 84 percent to $67.6 million, or $.86 per share, from $36.8 million, or $.50 per share, for the nine months ended September 30, 1995.

         Prior year per share amounts have been restated to reflect the two-for-one stock split effectuated as a dividend declared in March 1996 and distributed to stockholders in April 1996.

         Oxford's enrollment totaled approximately 1,442,200 members at September 30, 1996, an increase of over 120,000 during the third quarter of 1996 and approximately 57 percent higher than membership at the end of last year's third quarter. All of this new membership has come from fully insured enrollment which has continued to grow in the fourth quarter of 1996. Almost 58,000 net new members have enrolled since the end of September 1996, bringing total membership to approximately 1,500,000 as of November 1, 1996. The strong earnings and enrollment growth continue to reflect the popularity and quality of the Company's products.

                                     -more-




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Page 2
Oxford Health Plans, Inc.
November 6, 1996

         The Company's medical-loss ratio for third quarter of 1996 was 80.2%, in line with expectations. The Company believes that it is benefiting from better provider contracts and strengthened medical management programs.

         Administrative expenses were 15.4% of operating revenue for the third quarter of 1996, compared with 18.0% for the third quarter of 1995 and 18.7% for the full year of 1995.

         "Favorable medical cost trends and a continued reduction in the ratio of administrative expenses to operating revenues in the third quarter contributed to a 10% improvement in operating margins compared to the second quarter of 1996," said Stephen F. Wiggins, Oxford's Chairman and Chief Executive Officer.

         In April 1996, the Company completed a registered public offering of 5,227,272 shares of newly issued post split shares of common stock from which the Company realized net proceeds of approximately $220 million.

         Oxford's product lines include traditional health maintenance organizations, point-of service plans, third-party administration of employer funded benefit plans, Medicare and Medicaid plans, and dental plans. Oxford markets its health plans to employers in New York, New Jersey, Pennsylvania, Connecticut and New Hampshire through its direct sales force and through independent insurance agents and brokers.


                             FINANCIAL TABLES FOLLOW




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                                   EXHIBIT 99

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
         THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
              (IN THOUSANDS, EXCEPT PER SHARE AND MEMBERSHIP DATA)
                                   (UNAUDITED)


                                                        THREE MONTHS ENDED                NINE MONTHS ENDED
                                                           SEPTEMBER 30                      SEPTEMBER 30
                                                  ---------------------------------------------------------------
                                                       1996             1995               1996           1995
-----------------------------------------------------------------------------------------------------------------
Revenues:
   Premiums earned                                $    797,623         471,625           2,158,573      1,206,089
   Third-party administration, net                       2,383           3,247               7,911          8,941
   Investment income, net                               11,303           5,284              28,203         12,948
-----------------------------------------------------------------------------------------------------------------
          Total revenues                               811,309         480,156           2,194,687      1,227,978
-----------------------------------------------------------------------------------------------------------------

Expenses:
   Health care services                                639,917         368,120           1,730,149        938,625
   Marketing, general and administrative               123,554          85,705             343,867        222,884
-----------------------------------------------------------------------------------------------------------------
          Total expenses                               763,471         453,825           2,074,016      1,161,509
-----------------------------------------------------------------------------------------------------------------

Operating earnings                                      47,838          26,331             120,671         66,469

Equity in net loss of affiliate                         (1,500)           (850)             (3,550)        (2,473)
Other income (expense), net                               (126)            108                 (36)           120
-----------------------------------------------------------------------------------------------------------------
Earnings before income taxes                            46,212          25,589             117,085         64,116
Provision for income taxes                              19,562          10,496              49,460         27,302
-----------------------------------------------------------------------------------------------------------------
Net earnings                                      $     26,650          15,093              67,625         36,814
=================================================================================================================

Earnings per common and common
    equivalent share:
       Primary                                    $        .33             .21                 .86            .50
       Fully diluted                              $        .33             .20                 .85            .50

Weighted average common stock and
  common stock equivalents outstanding:
       Primary                                          80,880          73,476              79,089         73,050
       Fully diluted                                    81,362          74,306              79,459         73,904


                                                 Membership at
                                                 September 30
------------------------------------------------------------------          Increase
MEMBERSHIP HIGHLIGHTS                      1996             1995           (Decrease)
-----------------------------------------------------------------------------------
Freedom Plan                               958,300         616,760          341,540
HMO                                        181,800         107,110           74,690
Medicare                                   113,400          56,050           57,350
Medicaid                                   147,600          94,000           53,600
-----------------------------------------------------------------------------------
Total Fully Insured                      1,401,100         873,920          527,180
Self-funded                                 41,100          44,100           (3,000)
-----------------------------------------------------------------------------------
Total Membership                         1,442,200         918,020          524,180
===================================================================================



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                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                    SEPTEMBER 30, 1996 AND DECEMBER 31, 1995
                        (IN THOUSANDS, EXCEPT SHARE DATA)



                                             ASSETS
                                                                          SEP. 30,     DEC. 31,
                                                                           1996         1995
                                                                           ----         ----
Current assets:                                                         (Unaudited)
   Cash and cash equivalents                                            $  110,207     58,450
   Short-term investments-available for sale (at market value)             721,763    310,197
   Premiums receivable (net of allowance for doubtful
      accounts of $2,460 in 1996 and $3,029 in 1995)                       139,962     96,278
   Other receivables                                                        22,580     15,260
   Prepaid expenses and other current assets                                 6,294      3,563
   Deferred income taxes                                                    11,589      8,443
---------------------------------------------------------------------------------------------
        Total current assets                                             1,012,395    492,191

Property and equipment, at cost (net of accumulated depreciation and
      amortization of $58,650 in 1996 and $30,074 in 1995)                 106,558     97,414
Other noncurrent assets                                                     28,801     19,171
---------------------------------------------------------------------------------------------
        Total assets                                                    $1,147,754    608,776
=============================================================================================

                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Medical costs payable                                                $  525,870    300,508
   Trade accounts payable and accrued expenses                              60,791     36,508
   Income taxes payable                                                      6,700      1,428
   Unearned premiums                                                        18,784     50,299
---------------------------------------------------------------------------------------------
        Total liabilities                                                  612,145    388,743

Stockholders' equity:
   Preferred stock, $.01 par value, authorized 2,000,000 shares                 --         --
   Common stock, $.01 par value, authorized 200,000,000
        shares; issued and outstanding 76,094,097 in 1996
        and 34,390,401 in 1995                                                 761        343
   Additional paid-in capital                                              364,266    116,639
   Retained earnings                                                       163,792     96,167
   Unrealized net appreciation of investments                                6,790      6,884
---------------------------------------------------------------------------------------------
        Total stockholders' equity                                         535,609    220,033
---------------------------------------------------------------------------------------------
        Total liabilities and stockholders' equity                      $1,147,754    608,776
=============================================================================================




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